SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
August 1, 2006 (July 27, 2006)

Atlantic Express Transportation Corp.
(Exact Name of Registrant as Specified in Charter)

New York (State or Other Jurisdiction of Incorporation)	4151 (Primary Standard Industrial Classification Code Number)	13-392-4567 (IRS Employer Identification No.)

7 North Street Staten Island, New York 10302-1205
(Address of Principal Executive Offices, including Zip Code)

Registrant's telephone number, including area code: (718) 556-8079

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.    Completion of Acquisition or Disposition of Assets.

On July 27, 2006, T-NT Bus Service, Inc., a subsidiary of Atlantic Express Transportation Corp. (the ‘‘Company’’), completed the sale of substantially all of its assets to First Student, Inc (‘‘Purchaser’’). Pursuant to the Contract of Sale, T-NT Bus Service sold substantially all of ist assets to Purchaser for a gross purchase price of $12,700,000, which amount includes payments of $100,000 to Domenic Gatto, the Company’s president, as consideration for Mr. Gatto entering into a non-competition agreement with Purchaser. The Company previously reported entry into the Asset Purchase Agreement in its Current Report on Form 8-K filed on May 18, 2006.

Item 9.01.    Financial Statements and Exhibits.

(c) Exhibits:

10.1	Asset Purchase Agreement, dated May 11, 2006 (filed as Exhibit 10.1 to the Company’s Current Report of Form 8-K filed on May 18, 2006, and incorporated herein by reference).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2006

ATLANTIC EXPRESS TRANSPORTATION CORP.

/s/ Nathan Schlenker Name:Nathan Schlenker Title: Chief Financial Officer